                                    ARK FUNDS

                                   PROSPECTUS
                                JUNE _____, 2000


                                INCOME PORTFOLIO
                           SMALL-CAP EQUITY PORTFOLIO
                    INTERNATIONAL EQUITY SELECTION PORTFOLIO
                         INTERNATIONAL EQUITY PORTFOLIO
                        EMERGING MARKETS EQUITY PORTFOLIO


                               INVESTMENT ADVISOR:
                        ALLIED INVESTMENT ADVISORS, INC.



     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED
        THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIME OFFENSE.

                           HOW TO READ THIS PROSPECTUS

ARK Funds is a mutual fund family that offers different classes of shares in separate investment portfolios (Portfolios). The Portfolios have individual investment goals and strategies. This prospectus gives you important information about the Retail Class A and Institutional Class Shares of the Portfolios that you should know before investing. Please read this prospectus and keep it for future reference.

This prospectus has been arranged into different sections so that you can easily review this important information. On the next page, there is some general information you should know about the Portfolios. For more detailed information about each Portfolio, please see:

                                                                           PAGE
     ARK INCOME PORTFOLIO...........................................           4
     ARK SMALL-CAP EQUITY PORTFOLIO.................................           8
     ARK INTERNATIONAL EQUITY SELECTION PORTFOLIO...................          12
     ARK INTERNATIONAL EQUITY PORTFOLIO.............................          19
     ARK EMERGING MARKETS EQUITY PORTFOLIO..........................          22
     ADDITIONAL INFORMATION ABOUT RISK..............................          25
     EACH PORTFOLIO'S OTHER INVESTMENTS.............................          28
     INVESTMENT ADVISOR.............................................          28
     PURCHASING, SELLING AND EXCHANGING PORTFOLIO SHARES............          30
     DISTRIBUTION OF PORTFOLIO SHARES...............................          34
     DIVIDENDS AND DISTRIBUTIONS....................................          42
     TAXES..........................................................          42
     FINANCIAL HIGHLIGHTS...........................................          43
     HOW TO OBTAIN MORE INFORMATION ABOUT ARK FUNDS.................  BACK COVER

INTRODUCTION - INFORMATION COMMON TO ALL PORTFOLIOS

Each Portfolio is a mutual fund. A mutual fund pools shareholders' money and, using professional investment managers, invests it in securities.

Each Portfolio has its own investment goal and strategies for reaching that goal. The investment advisor invests each Portfolio's assets in a way that it believes will help a Portfolio achieve its goal. Still, investing in each Portfolio involves risk, and there is no guarantee that a Portfolio will achieve its goal. The investment advisor's judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment. In fact, no matter how good a job the investment advisor does, you could lose money on your investment in a Portfolio, just as you could with other investments. A Portfolio share is not a bank deposit and it is not insured or guaranteed by the FDIC or any government agency.

The value of your investment in a Portfolio is based on the market prices of the securities the Portfolio holds. These prices change daily due to economic and other events that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities a Portfolio owns and the markets in which they trade. The effect on a Portfolio of a change in the value of a single security will depend on how widely the Portfolio diversifies its holdings.

ARK INCOME PORTFOLIO

PORTFOLIO SUMMARY

INVESTMENT GOAL                    Primarily current income and secondarily
                                   capital growth

INVESTMENT FOCUS                   Investment-grade fixed income securities

SHARE PRICE VOLATILITY             Medium

PRINCIPAL INVESTMENT STRATEGY      Investing in U.S. government and corporate
                                   fixed income securities with varying
                                   maturities

INVESTOR PROFILE                   Investors seeking primarily current income
                                   and secondarily growth of capital who are willing to accept the risks of investing in fixed income securities


PRINCIPAL INVESTMENT STRATEGY OF THE INCOME PORTFOLIO

The Income Portfolio seeks its investment goal by investing primarily in U.S. investment-grade corporate and government fixed income securities, including mortgage-backed securities. The Portfolio's Advisor will generally select investment-grade fixed income securities and unrated securities determined to be of comparable quality, but also may invest a limited percentage of the Portfolio's assets in lower rated debt securities (or "junk bonds"). The dollar-weighted average maturity of the Portfolio's investments will vary depending on market conditions, but will typically be between 5 and 20 years. The Portfolio may also invest up to 15% of its total assets in securities rated below investment-grade ("junk bonds").

In selecting securities for the Portfolio, the Advisor considers a security's current yield, credit quality, capital appreciation potential, maturity and yield to maturity. The Advisor will monitor changing economic conditions and trends, including interest rates, and may sell securities in anticipation of an increase in interest rates or purchase securities in anticipation of a decline in interest rates.

Due to its investment strategy, the Portfolio may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities, and may adversely affect the Portfolio's performance.

PRINCIPAL RISKS OF INVESTING IN THE INCOME PORTFOLIO

An investment in the Portfolio is not guaranteed; you may lose money by investing in the Portfolio.

The prices of the Portfolio's fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers. Generally, the Portfolio's fixed income securities will decrease in value if interest rates rise. The volatility of lower rated securities is even greater than that of higher rated securities. Also, securities with longer maturities are generally more volatile, so the average maturity of the Portfolio's securities affects risk.

The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how the securities will respond to changes in interest rates. The Portfolio may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities.

The Portfolio's U.S. government securities are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

Junk bonds involve greater risks of default or downgrade and are more volatile than investment-grade securities. Junk bonds involve a greater risk of price declines than investment-grade securities due to actual or perceived changes in an issuer's creditworthiness. In addition, issuers of junk bonds may be more susceptible than other issuers to economic downturns. Junk bonds are subject to the risk that the issuer may not be able to pay interest and ultimately to repay principal upon maturity. Discontinuation of these payments could substantially adversely affect the market value of the security.

PERFORMANCE INFORMATION

The bar chart and the performance table which follow illustrate the risks and volatility of an investment in the Portfolio. Of course, the Portfolio's past performance does not necessarily indicate how the Portfolio will perform in the future.

This bar chart shows changes in the performance of the Portfolio's Class A Shares for each year for five calendar years.

The chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below.

                             1995                        17.99%
                             1996                         2.60%
                             1997                         9.22%
                             1998                         6.66%
                             1999                        -2.03%

                          BEST QUARTER                WORST QUARTER

                            6.58%                        -2.24%
                            6/30/95                      3/31/96

TOTAL RETURN JANUARY 1 TO MARCH 31, 2000                2.11%


This table compares the Portfolio's average annual total returns for the periods ended December 31, 1999, to those of the Lehman Aggregate Bond Index.

                                          1 YEAR      5 YEAR     SINCE INCEPTION
--------------------------------------------------------------------------------
INCOME PORTFOLIO- CLASS A SHARES          -6.42%       5.70%         4.96%*
LEHMAN AGGREGATE-BOND INDEX               -0.83%       7.73%         6.68%**
INCOME PORTFOLIO- INSTITUTIONAL CLASS     -1.79%       6.86%         5.37%***
LEHMAN AGGREGATE BOND INDEX               -0.83%       7.73%         5.83%****

---------------
*      Since April 12, 1994.
**     Since March 31, 1994.
***    Since July 16, 1993.
****   Since July 31, 1993.

WHAT IS AN INDEX?

An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment advisor and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The Lehman Aggregate Bond Index is a widely recognized, market value-weighted (higher market value bonds have more influence than lower market value bonds) index of U.S. government obligations, corporate debt securities, and AAA-rated mortgage-backed securities. All securities in the index are rated investment-grade (BBB) or higher, with maturities of at least one year.


PORTFOLIO FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                                                INSTITUTIONAL
                                                                               CLASS A SHARES       CLASS
-------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Purchases
(as a percentage of offering price)                                               4.50%(1)           None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)          None              None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other
    Distributions (as a percentage of offering price)                              None              None
Redemption Fee (as a percentage of amount redeemed, if applicable)                 None(2)           None(2)
Exchange Fee                                                                       None              None


ANNUAL PORTFOLIO OPERATING EXPENSES (EXPENSES DEDUCTED FROM PORTFOLIO ASSETS)

                                                  CLASS A SHARES   INSTITUTIONAL CLASS
--------------------------------------------------------------------------------------
    Investment Advisory Fees                          0.60%              0.60%
    Distribution (12b-1) Fees                         0.30%              None
    Other Expenses                                    0.35%              0.35%
                                                      -----              -----
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES             1.25%              0.95%
    Fee Waivers and Expense Reimbursements            0.20%              0.09%
                                                      -----              -----
TOTAL NET OPERATING EXPENSES                          1.05%(3)           0.86%(3)
                                                      -----              -----

---------------
(1) This sales charge varies depending upon how much you invest. See "Purchasing Portfolio Shares."
(2) If redemption proceeds are wired to a bank account, a $10 fee is applicable.
(3) The Portfolio's Advisor has agreed contractually to waive fees and reimburse expenses in order to keep total operating expenses from exceeding 1.05% for Class A Shares and 0.86% for Institutional Class until August 31, 2001. The Portfolio's total actual annual operating expenses for the most recent fiscal year were less than the amount shown above because, in addition to its contractual commitment, the Advisor is voluntarily reimbursing expenses in order to keep total operating expenses at a specified level. The Advisor may discontinue all or part of these reimbursements at any time. With the expense reimbursements, the Portfolio's actual total operating expenses are as follows:

         Income Portfolio - Class A Shares                          0.95%
         Income Portfolio - Institutional Class                     0.82%

For more information about these fees, see "Investment Advisor" and "Distribution of Portfolio Shares."

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Portfolio for the time periods indicated.

The Example also assumes that each year your investment has a 5% return and Portfolio expenses remain the same. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Portfolio would be:

If you sell your shares at the end of the period:

                          1 YEAR       3 YEARS        5 YEARS       10 YEARS
CLASS A SHARES             $552         $810          $1,087         $1,876
INSTITUTIONAL CLASS        $ 88         $294          $  517         $1,158

ARK SMALL-CAP EQUITY PORTFOLIO

PORTFOLIO SUMMARY

INVESTMENT GOAL                    Long-term capital appreciation

INVESTMENT FOCUS                   Common stock of small-capitalization U.S.
                                   issuers

SHARE PRICE VOLATILITY             High

PRINCIPAL INVESTMENT STRATEGY      Investing in stocks of smaller companies with
                                   long-term earnings growth potential

INVESTOR PROFILE                   Investors seeking long-term capital
                                   appreciation who can tolerate the share price volatility of small-cap equity investing


PRINCIPAL INVESTMENT STRATEGY OF THE SMALL-CAP EQUITY PORTFOLIO

The Small-Cap Equity Portfolio seeks its investment goal by investing primarily in common stocks and other equity securities of U.S. issuers. The Portfolio's Advisor purchases stocks of smaller companies that are in the early stages of development and which the Advisor believes have the potential to achieve substantial long-term earnings growth. The Portfolio invests primarily in companies with market capitalizations of $2.0 billion or less at the time of investment. The Portfolio may also invest a limited percentage of its assets in securities rated below investment-grade ("junk bonds") and in foreign securities.

In selecting investments for the Portfolio, the Advisor purchases securities of small-cap U.S. companies with strong earnings growth potential. The Advisor may also purchase stocks of companies that are experiencing unusual, non-repetitive "special" situations (such as mergers or spin-offs) or that have valuable fixed assets whose value is not fully reflected in a stock's price. The Advisor may also purchase stocks of smaller companies that it believes are undervalued relative to their assets, earnings or growth potential.

Due to its investment strategy, the Portfolio may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities, and may adversely affect the Portfolio's performance.

PRINCIPAL RISKS OF INVESTING IN THE SMALL-CAP EQUITY PORTFOLIO

An investment in the Portfolio is not guaranteed; you may lose money by investing in the Portfolio.

Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio's equity securities may fluctuate significantly from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

The smaller capitalization companies the Portfolio invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small-cap stocks may be more volatile than those of larger companies. These securities may be traded over-the-counter or listed on an exchange and may or may not pay dividends.

The prices of the Portfolio's fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers. Generally, the Portfolio's fixed income securities will decrease in value if interest rates rise. The volatility of lower rated securities is even greater than that of higher rated securities. Also, securities with longer maturities are generally more volatile, so the average maturity of the Portfolio's securities affects risk.

Junk bonds involve greater risks of default or downgrade and are more volatile than investment-grade securities. Junk bonds involve a greater risk of price declines than investment-grade securities due to actual or perceived changes in an issuer's creditworthiness. In addition, issuers of junk bonds may be more susceptible than other issuers to economic downturns. Junk bonds are subject to the risk that the issuer may not be able to pay interest and ultimately to repay principal upon maturity. Discontinuation of these payments could substantially adversely affect the market value of the security.

Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

PERFORMANCE INFORMATION

The bar chart and the performance table which follow illustrate the risks and volatility of an investment in the Portfolio. Of course, the Portfolio's past performance does not necessarily indicate how the Portfolio will perform in the future.

This bar chart shows changes in the performance of the Portfolio's Class A Shares for each year for three calendar years.

The chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below.

                               1997                      5.36%
                               1998                     19.05%
                               1999                    149.79%

                          BEST QUARTER              WORST QUARTER
                             82.12%                    -18.54%
                            12/31/99                   9/30/98

TOTAL RETURN JANUARY 1 TO MARCH 31, 2000               17.04%


This table compares the Portfolio's average annual total returns for the periods ended December 31, 1999, to those of the Russell 2000 Growth Index.


                                                      1 YEAR   SINCE INCEPTION
------------------------------------------------------------------------------
SMALL-CAP EQUITY PORTFOLIO- CLASS A SHARES           137.89%      29.93%*
RUSSELL 2000 GROWTH INDEX                             43.10%      12.41%**
SMALL-CAP EQUITY PORTFOLIO- INSTITUTIONAL CLASS      150.08%      38.35%***
RUSSELL 2000 GROWTH INDEX                             43.10%      17.39%****

-----------------
*      Since May 16, 1996.
**     Since May 31, 1996.
***    Since July 13, 1995.
****   Since June 30, 1995.

WHAT IS AN INDEX?

An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment advisor and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The Russell 2000 Growth Index is a widely recognized, capitalization-weighted (companies with larger market capitalizations have more influence than those with smaller market capitalizations) index of large U.S. companies with high growth rates and price-to-book ratios.

PORTFOLIO FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                                               INSTITUTIONAL
                                                                              CLASS A SHARES       CLASS
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Purchases
(as a percentage of offering price)                                              4.75%(1)          None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)         None             None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other
    Distributions (as a percentage of offering price)                             None             None
Redemption Fee (as a percentage of amount redeemed, if applicable)                None(2)          None(2)
Exchange Fee                                                                      None             None

ANNUAL PORTFOLIO OPERATING EXPENSES (EXPENSES DEDUCTED FROM PORTFOLIO ASSETS)

                                                  CLASS A SHARES   INSTITUTIONAL CLASS
--------------------------------------------------------------------------------------
    Investment Advisory Fees                          0.80%              0.80%
    Distribution (12b-1) Fees                         0.40%              None
    Other Expenses                                    0.46%              0.46%
                                                      -----              -----
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES             1.66%              1.26%(4)
    Fee Waivers and Expense Reimbursements            0.22%
                                                      -----
TOTAL NET OPERATING EXPENSES                          1.44%(3)

------------------------
(1) This sales charge varies depending upon how much you invest. See "Purchasing Portfolio Shares."
(2) If redemption proceeds are wired to a bank account, a $10 fee is applicable.
(3) The Portfolio's Advisor has agreed contractually to waive fees and reimburse expenses of the Class A Shares in order to keep total operating expenses from exceeding 1.44% until August 31, 2001. The Class A Shares' total actual annual operating expenses for the most recent fiscal year were less than the amount shown above because, in addition to its contractual commitment, the Advisor is voluntarily reimbursing expenses in order to keep total operating expenses at a specified level. The Advisor may discontinue all or part of these reimbursements at any time. With the expense reimbursements, the Portfolio's actual total operating expenses are as follows:

     Small-Cap Equity Portfolio - Class A Shares                    1.30%

(4) The Portfolio's total actual annual operating expenses for the most recent fiscal year were less than the amount shown above because the Advisor is voluntarily waiving reimbursing expenses in order to keep total operating expenses at a specified level. The Advisor may discontinue all or part of these reimbursements at any time. With the expense reimbursements, the Portfolio's actual total operating expenses are as follows:

    Small-Cap Equity Portfolio -- Institutional Class               1.19%

For more information about these fees, see "Investment Advisor" and "Distribution of Portfolio Shares."


EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Portfolio for the time periods indicated.

The Example also assumes that each year your investment has a 5% return and Portfolio expenses remain the same. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Portfolio would be:

If you sell your shares at the end of the period:

                           1 YEAR        3 YEARS        5 YEARS         10 YEARS
CLASS A SHARES              $615           $953          $1,315          $2,329
INSTITUTIONAL CLASS         $128           $400          $  692          $1,523

ARK INTERNATIONAL EQUITY SELECTION PORTFOLIO

THE ARK FUNDS BOARD OF TRUSTEES HAS APPROVED A PROPOSED CHANGE IN THE PORTFOLIO'S PRINCIPAL INVESTMENT STRATEGY. THE BOARD HAS ALSO APPROVED A RELATED INCREASE IN THE INVESTMENT ADVISORY FEE PAYABLE BY THE PORTFOLIO AND AN INVESTMENT SUBADVISORY AGREEMENT FOR THE PORTFOLIO WITH AIB GOVETT. THESE CHANGES MAY NOT BE IMPLEMENTED UNTIL THEY ARE APPROVED BY SHAREHOLDERS OF THE PORTFOLIO WHO WILL VOTE ON APPROVAL OF THE CHANGES AT A SPECIAL MEETING SCHEDULED TO BE HELD ON AUGUST 8, 2000. SEE PAGE 16 FOR INFORMATION RELATING TO THE INTERNATIONAL EQUITY SELECTION PORTFOLIO AS PROPOSED TO BE REVISED.

THE FOLLOWING INFORMATION REFLECTS THE PORTFOLIO'S CURRENT PRINCIPAL INVESTMENT STRATEGY, RISKS, PERFORMANCE, FEES, AND EXPENSES.

PORTFOLIO SUMMARY

INVESTMENT GOAL                    Long-term capital appreciation

INVESTMENT FOCUS                   Investment companies that invest in equity
                                   securities of non-U.S. issuers

SHARE PRICE VOLATILITY             High

PRINCIPAL INVESTMENT STRATEGY      Investing in investment companies that
                                   purchase stocks of companies located outside the U.S.

INVESTOR PROFILE                   Investors seeking capital appreciation who
                                   want to diversify their portfolio by
                                   investing overseas and who can tolerate the risks of international investing


PRINCIPAL INVESTMENT STRATEGY OF THE INTERNATIONAL EQUITY SELECTION PORTFOLIO

The International Equity Selection Portfolio seeks its investment goal by investing primarily in shares of mutual funds that purchase common stocks and other equity securities of companies located in countries other than the United States. The Portfolio's Advisor will attempt to build a managed portfolio of international equity funds which presents the greatest long-term capital growth potential by investing in various funds managed by different advisors. In addition to investing in funds that purchase securities of companies in developed foreign countries, the Portfolio may also purchase shares of funds that invest in emerging market countries and individual country funds and, to a limited extent, in global funds and domestic equity and debt funds.

In selecting funds for the Portfolio to purchase, the Advisor attempts to develop a portfolio offering investors exposure to different global markets and equity investment styles. To achieve this diversity, the Advisor selects international funds based on screening criteria such as fund investment styles, investment objectives and policies, and fund management methodology and consistency. The Advisor also considers past performance, rankings by independent third parties, fund size, historic volatility, manager tenure, and operating and transaction expenses, as well as geographic diversity and current global economic conditions.

PRINCIPAL RISKS OF INVESTING IN THE INTERNATIONAL EQUITY SELECTION PORTFOLIO

An investment in the Portfolio is not guaranteed; you may lose money by investing in the Portfolio.

Since it purchases shares of funds that buy equity securities, the Portfolio is subject to the risk that stock prices will decline over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the mutual fund shares that the Portfolio owns may fluctuate significantly from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of a Portfolio's investments in fund shares. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country. These various risks will be even greater for investments in emerging market countries since political turmoil and rapid changes in economic conditions are more likely to occur in these countries.

Since the Portfolio purchases shares of other funds, shareholders will bear the costs of the underlying funds and the costs of the Portfolio.

PERFORMANCE INFORMATION

The bar chart and the performance table which follow illustrate the risks and volatility of an investment in the Portfolio. Of course, the Portfolio's past performance does not necessarily indicate how the Portfolio will perform in the future.

This bar chart shows changes in the performance of the Portfolio's Institutional Class Shares for each year for eight calendar years.

The chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below.

                          1992                         -4.58%
                          1993                         37.76%
                          1994                          1.80%
                          1995                         11.55%
                          1996                         17.22%
                          1997                          7.05%
                          1998                          8.21%
                          1999                         44.84%

                       BEST QUARTER                WORST QUARTER
                          28.86%                      -15.03%
                         12/31/99                     9/30/98

TOTAL RETURN JANUARY 1 TO MARCH 31, 2000                3.56%


This table compares the Portfolio's average annual total returns for the periods ended December 31, 1999, to those of the Morgan Stanley Capital International
(MSCI) EAFE Index.

                                                                   1 YEAR      5 YEARS       SINCE
                                                                                           INCEPTION
-----------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY SELECTION PORTFOLIO- CLASS A SHARES          42.62%*      16.64%*      13.32%*
MSCI EAFE INDEX                                                   26.96%       12.83%       10.45%**
INTERNATIONAL EQUITY SELECTION PORTFOLIO- INSTITUTIONAL SHARES    44.84%***    17.01%***    13.53%***
MSCI EAFE INDEX                                                   26.96%       12.83%       10.45%**

------------
* Class A Shares of the International Equity Selection Portfolio were offered beginning April 1, 1998. The performance information shown prior to that date represents performance of the Portfolio's Institutional Class Shares. For Institutional Class Shares, performance presented prior to March 29, 1998, reflects the performance of the Marketvest International Equity Fund shares, which is the successor to a collective trust fund. The assets of the Marketvest fund were reorganized into the Portfolio in 1998 following the acquisition by Allfirst of Dauphin Deposit Bank and Trust Company. The performance information shown includes performance of the collective trust fund for the period from May 31, 1991 (the inception date of the collective trust fund), to March 31, 1997, when the Portfolio's registration statement became effective. The investment objective and policies of the collective trust fund were materially equivalent to those of the Marketvest fund. Institutional Class shares are offered by this prospectus, and since they are invested in the same portfolio of securities, the annual returns for the two classes would be substantially similar. The performance of Class A Shares was calculated by adjusting the performance of the Institutional Class Shares for the sales charge applicable to Class A Shares, but does not reflect the Class A Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.
**       Since May 31, 1991.
*** Institutional Shares of the International Equity Selection Portfolio were offered beginning March 29, 1998. The performance information shown prior to that date represents the performance of the Marketvest International Equity Fund shares, which is the successor to a collective trust fund. The assets of the Marketvest fund were reorganized into the Portfolio in 1998 following the acquisition by Allfirst of Dauphin Deposit Bank and Trust Company. The performance information shown includes performance of the collective trust for the period May 31, 1991 (the inception date of the collective trust fund), to March 31, 1997, when the Marketvest fund's registration statement became effective. The investment objectives and policies of the collective trust fund were materially equivalent to those of the Marketvest fund.


WHAT IS AN INDEX?

An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment advisor and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The Morgan Stanley Capital International EAFE Index is a widely recognized, capitalization-weighted (companies with larger market capitalizations have more influence than those with smaller market capitalizations) index of over 900 securities listed on stock exchanges in Europe, Australia, New Zealand and the Far East.

PORTFOLIO FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                                                CURRENT
                                                                               CURRENT       INSTITUTIONAL
                                                                            CLASS A SHARES       CLASS
-----------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Purchases
(as a percentage of offering price)                                            1.50%(1)          None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)       None             None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other
    Distributions (as a percentage of offering price)                           None             None
Redemption Fee (as a percentage of amount redeemed, if applicable)              None(2)          None(2)
Exchange Fee                                                                    None             None


ANNUAL PORTFOLIO OPERATING EXPENSES (EXPENSES DEDUCTED FROM PORTFOLIO ASSETS)

                                                                            CURRENT
                                                          CURRENT        INSTITUTIONAL
                                                       CLASS A SHARES        CLASS
--------------------------------------------------------------------------------------
    Investment Advisory Fees                               0.65%             0.65%
    Distribution (12b-1) Fees                              0.40%             None
    Other Expenses                                         0.40%             0.40%
                                                           -----             -----
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES                  1.45%             1.05%
    Fee Waivers and Expense Reimbursements                 0.31%             0.08%
                                                           -----             -----
TOTAL NET OPERATING EXPENSES                               1.14%(3)          0.97%(3)

---------------
(1) This sales charge varies depending upon how much you invest. See "Purchasing Portfolio Shares."
(2) If redemption proceeds are wired to a bank account, a $10 fee is applicable.
(3) The Portfolio's Advisor has agreed contractually to waive fees and reimburse expenses in order to keep total operating expenses from exceeding 1.14% for Class A Shares and 0.97% for Institutional Class until August 31, 2001. The Portfolio's total actual annual operating expenses for the most recent fiscal year were less than the amount shown above because, in addition to its contractual waiver, the Advisor is voluntarily waiving a portion of the fees in order to keep total operating expenses at a specified level. The Advisor may discontinue all or part of these voluntary waivers at any time. With the voluntary fee waivers, the Portfolio's actual total operating expenses are as follows:

         International Equity Selection Portfolio - Class A Shares         1.04%
         International Equity Selection Portfolio - Institutional Class    0.93%

For more information about these fees, see "Investment Advisor" and "Distribution of Portfolio Shares."

The expenses set forth above do not reflect the costs of the underlying funds that are borne by the Portfolio and its shareholders.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Portfolio for the time periods indicated and that you sell your shares at the end of the period.

The Example also assumes that each year your investment has a 5% return and Portfolio expenses remain the same. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Portfolio would be:


                                   1 YEAR      3 YEARS      5 YEARS     10 YEARS
Class A (Current)                   $264        $572         $901        $1,833
Institutional Class (Current)       $ 99        $326         $572        $1,275

THE FOLLOWING INFORMATION REFLECTS THE PORTFOLIO'S PRINCIPAL INVESTMENT STRATEGY, RISKS, FEES, AND EXPENSES AS PROPOSED TO BE REVISED.

PORTFOLIO SUMMARY

INVESTMENT GOAL                    Long-term capital appreciation

INVESTMENT FOCUS                   Equity securities of non-U.S. issuers

SHARE PRICE VOLATILITY             High

PRINCIPAL INVESTMENT STRATEGY      Investing in equity securities of issuers
                                   located in countries other than the U.S.

INVESTOR PROFILE                   Investors seeking capital appreciation who
                                   want to diversify their portfolio by
                                   investing overseas and who can tolerate the risks of international investing


PRINCIPAL INVESTMENT STRATEGY OF THE INTERNATIONAL EQUITY SELECTION PORTFOLIO

The International Equity Selection Portfolio seeks its investment goal by investing primarily in equity securities of companies located throughout the world. The Portfolio invests in common stocks and other equity securities of issuers located in at least three countries other than the U.S. The Portfolio invests in issuers located in any country other than the U.S. and may invest in issuers of any size.

The Portfolio's Subadvisor applies a blend of "top-down" and "bottom-up" decision making in selecting portfolio investments. It first looks at trends in the global economy and attempts to identify countries and sectors that offer high growth potential. Then it uses extensive research and analysis to select stocks in those countries and sectors with attractive valuations and good growth potential.

Due to its investment strategy, the Portfolio may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities, and may adversely affect the Portfolio's performance.

PRINCIPAL RISKS OF INVESTING IN THE INTERNATIONAL EQUITY SELECTION PORTFOLIO

An investment in the Portfolio is not guaranteed; you may lose money by investing in the Portfolio.

Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio's equity securities may fluctuate significantly from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

Securities of smaller companies tend to experience more price volatility than securities of larger companies. Generally, smaller companies have more limited product lines and markets than larger companies. On the other hand, larger companies generally do not offer the potential for capital appreciation as do well-managed smaller companies.

Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of a Portfolio's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country. These various risks will be even greater for investments in emerging market countries since political turmoil and rapid changes in economic conditions are more likely to occur in these countries.

PORTFOLIO FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.


SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                                                              PRO FORMA           PRO FORMA
                                                                            CLASS A SHARES   INSTITUTIONAL CLASS
----------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Purchases
(as a percentage of offering price)                                            4.75%(1)             None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)       None                None

Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other
    Distributions (as a percentage of offering price)                           None                None

Redemption Fee (as a percentage of amount redeemed, if applicable)              None(2)             None(2)
Exchange Fee                                                                    None                None


ANNUAL PORTFOLIO OPERATING EXPENSES (EXPENSES DEDUCTED FROM PORTFOLIO ASSETS)

                                                      PRO FORMA            PRO FORMA
                                                    CLASS A SHARES    INSTITUTIONAL CLASS
-----------------------------------------------------------------------------------------
    Investment Advisory Fees                             1.00%(3)           1.00%(3)
    Distribution (12b-1) Fees                            0.40%              None
    Other Expenses                                       0.45%              0.45%
                                                         -----              -----
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES                1.85%              1.45%
    Fee Waivers and Expense Reimbursements               0.35%              0.05%
                                                         -----              -----
TOTAL NET OPERATING EXPENSES                             1.50%(4)           1.40%(4)

------------
(1) The Board has approved an increase in the sales charge from 1.50% to 4.75%. Such change has not been approved by the shareholders of the Portfolio or implemented.
(2) If redemption proceeds are wired to a bank account, a $10 fee is applicable.
(3) The Board has approved an increase in the investment advisory fee payable from 0.65% to 1.00%. Such change has not been approved by the shareholders of the Portfolio or implemented.
(4) If the changes to the Portfolio's investment objectives and policies are approved by the shareholders and implemented, the Portfolio's Advisor has agreed contractually to waive fees and reimburse expenses in order to keep total operating expenses from exceeding 1.50% for Class A Shares and 1.40% for Institutional Class until August 31, 2001.

For more information about these fees, see "Investment Advisor" and "Distribution of Portfolio Shares."

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Portfolio for the time periods indicated and that you sell your shares at the end of the period.

The Example also assumes that each year your investment has a 5% return and Portfolio expenses remain the same. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Portfolio would be:


                                      1 YEAR     3 YEARS     5 YEARS     10 YEARS
CLASS A SHARES (PRO FORMA)             $620       $997       $1,397       $2,514
INSTITUTIONAL CLASS (PRO FORMA)        $143       $454       $  787       $1,731

ARK INTERNATIONAL EQUITY PORTFOLIO

PORTFOLIO SUMMARY

INVESTMENT GOAL                    Long-term capital appreciation

INVESTMENT FOCUS                   Equity securities of non-U.S. issuers

SHARE PRICE VOLATILITY             High

PRINCIPAL INVESTMENT STRATEGY      Investing in equity securities of issuers
                                   located in countries other than the U.S.

INVESTOR PROFILE                   Investors seeking capital appreciation who
                                   want to diversify their portfolio by
                                   investing overseas and who can tolerate the risks of international investing


PRINCIPAL INVESTMENT STRATEGY OF THE INTERNATIONAL EQUITY PORTFOLIO

The International Equity Portfolio seeks its investment goal by investing primarily in equity securities of companies located throughout the world. The Portfolio invests in common stocks and other equity securities of issuers located in at least three countries other than the U.S. The Portfolio invests in issuers located in any country other than the U.S. and may invest in issuers of any size.

The Portfolio's Subadvisor applies a blend of "top-down" and "bottom-up" decision making in selecting portfolio investments. It first looks at trends in the global economy and attempts to identify countries and sectors that offer high growth potential. Then it uses extensive research and analysis to select stocks in those countries and sectors with attractive valuations and good growth potential.

Due to its investment strategy, the Portfolio may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities.

PRINCIPAL RISKS OF INVESTING IN THE INTERNATIONAL EQUITY PORTFOLIO

An investment in the Portfolio is not guaranteed; you may lose money by investing in the Portfolio.

Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio's equity securities may fluctuate significantly from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

Securities of smaller companies tend to experience more price volatility than securities of larger companies. Generally, smaller companies have more limited product lines and markets than larger companies. On the other hand, larger companies generally do not offer the potential for capital appreciation as do well-managed smaller companies.

Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of a Portfolio's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country. These various risks will be even greater for investments in emerging market countries since political turmoil and rapid changes in economic conditions are more likely to occur in these countries.


PERFORMANCE INFORMATION

As of the date of this prospectus, the International Equity Portfolio has not yet commenced operations and does not have a full calendar year of performance.

PORTFOLIO FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                                                      CLASS A SHARES    INSTITUTIONAL CLASS
-----------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Purchases
  (as a percentage of offering price)                                    4.75%(1)              None
Maximum Deferred Sales Charge (Load) (as a percentage of net
  asset value)                                                            None                 None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends
  and other Distributions (as a percentage of offering price)             None                 None
Redemption Fee (as a percentage of amount redeemed, if applicable)        None(2)              None(2)
Exchange Fee                                                              None                 None


ANNUAL PORTFOLIO OPERATING EXPENSES (EXPENSES DEDUCTED FROM PORTFOLIO ASSETS)

                                                 CLASS A SHARES    INSTITUTIONAL CLASS
--------------------------------------------------------------------------------------
    Investment Advisory Fees                          1.00%              1.00%
    Distribution (12b-1) Fees                         0.40%              None
    Other Expenses                                    0.75%(3)           0.75%(3)
                                                      -----              -----
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES             2.15%              1.75%
    Fee Waivers and Expense Reimbursements            0.55%              0.25%
                                                      -----              -----
TOTAL NET OPERATING EXPENSES                          1.60%(4)           1.50%(4)

-----------
(1) This sales charge varies depending upon how much you invest. See "Purchasing Portfolio Shares."
(2) If redemption proceeds are wired to a bank account, a $10 fee is applicable.
(3) As of the date of this prospectus, the Portfolio has not yet commenced operations and Other Expenses are based on estimates for the current fiscal year.
(4) The Portfolio's Advisor has agreed contractually to waive fees and reimburse expenses in order to keep total operating expenses from exceeding 1.60% for Class A Shares and 1.50% for Institutional Class until August 31, 2001.

For more information about these fees, see "Investment Advisor" and "Distribution of Portfolio Shares."

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolios with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Portfolios for the time periods indicated and that you sell your shares at the end of the period.

The Example also assumes that each year your investment has a 5% return and Portfolio expenses remain the same. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Portfolios would be:

                                           1 YEAR           3 YEARS
         Class A Shares                     $630             $1,066
         Institutional Class                $153             $  527

ARK EMERGING MARKETS EQUITY PORTFOLIO

PORTFOLIO SUMMARY

INVESTMENT GOAL                    Long-term capital appreciation

INVESTMENT FOCUS                   Equity securities located in emerging market
                                   countries

SHARE PRICE VOLATILITY             High

PRINCIPAL INVESTMENT STRATEGY      Investing in equity securities of issuers
                                   located in emerging or developing market countries throughout the world

INVESTOR PROFILE                   Investors seeking long-term capital
                                   appreciation who want to diversify their portfolio by investing overseas and who can tolerate the risks of investing in emerging market countries


PRINCIPAL INVESTMENT STRATEGY OF THE EMERGING MARKETS EQUITY PORTFOLIO

The Emerging Markets Equity Portfolio seeks its investment goal by investing primarily in equity securities of issuers located in emerging market countries. The Portfolio invests in common stocks and other equity securities of issuers located in at least three emerging market countries. The Portfolio's Subadvisor uses the World Bank's classification system to determine the potential universe of emerging market countries. The classification system used by the World Bank, a non-governmental organization headquartered in Washington, D.C., comprised of representatives from 181 countries covers 206 nations and non-sovereign entities that are recognized by the United Nations.

The Subadvisor applies a blend of "top-down" and "bottom-up" decision making in selecting portfolio investments. It first looks at trends in the global economy and attempts to identify countries and sectors that offer high growth potential. Then it uses extensive research and analysis to select stocks in those countries and sectors with attractive valuations and good growth potential.

Due to its investment strategy, the Portfolio may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities.

PRINCIPAL RISKS OF INVESTING IN THE EMERGING MARKETS EQUITY PORTFOLIO

An investment in the Portfolio is not guaranteed; you may lose money by investing in the Portfolio.

Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio's equity securities may fluctuate significantly from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

Securities of smaller companies tend to experience more price volatility than securities of larger companies. Generally, smaller companies have more limited product lines and markets than larger companies. On the other hand, larger companies generally do not offer the potential for capital appreciation as do well-managed smaller companies.

Investing in foreign countries poses additional risks since political economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Portfolio's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country. These various risks will be even greater for investments in emerging market countries since political turmoil and rapid changes in economic conditions are more likely to occur in these countries.

PERFORMANCE INFORMATION

As of the date of this prospectus, the Portfolio has not yet commenced operations and does not have a full calendar year of performance.

PORTFOLIO FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Portfolio.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)


                                                                              CLASS A SHARES   INSTITUTIONAL CLASS
------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on Purchases
  (as a percentage of offering price)                                            4.75%(1)             None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)
                                                                                  None                None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other
    Distributions (as a percentage of offering price)
                                                                                  None                None
Redemption Fee (as a percentage of amount redeemed, if applicable)
                                                                                  None(2)             None(2)
Exchange Fee                                                                      None                None

ANNUAL PORTFOLIO OPERATING EXPENSES (EXPENSES DEDUCTED FROM PORTFOLIO ASSETS)

                                                  CLASS A SHARES    INSTITUTIONAL CLASS
---------------------------------------------------------------------------------------
Investment Advisory Fees                               1.00%               1.00%
Distribution (12b-1) Fees                              0.40%               None
Other Expenses                                         1.00%(3)            1.00%(3)
                                                       -----               -----
TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES              2.40%               2.00%
Fee Waivers and Expense Reimbursements                 0.30%               None
                                                       -----               ----
NET TOTAL OPERATING EXPENSES                           2.10%(4)            2.00%(4)

__________

(1) This sales charge varies depending upon how much you invest. See "Purchasing Portfolio Shares."
(2) If redemption proceeds are wired to a bank account, a $10 fee is applicable.
(3) As of the date of this prospectus, the Portfolio has not yet commenced operations and Other Expenses are based on estimates for the current fiscal year.
(4) The Portfolio's Advisor has agreed contractually to waive fees and reimburse expenses in order to keep total operating expenses from exceeding 2.10% for Class A Shares and 2.00% for Institutional Class until August 31, 2001. In addition to its contractual waiver, the Advisor is also voluntarily waiving a portion of the fees in order to keep total operating expenses at a specified level. The Advisor may discontinue all or part of these voluntary waivers at any time. With the voluntary fee waivers, the Portfolio's actual total operating expenses are as follows:

   Emerging Markets Equity Portfolio - Class A Shares                2.08%
   Emerging Markets Equity Portfolio - Institutional Class           1.98%

For more information about these fees, see "Investment Advisor" and "Distribution of Portfolio Shares."

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Portfolio for the time periods indicated and that you sell your shares at the end of the period.

The Example also assumes that each year your investment has a 5% return and Portfolio expenses remain the same. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Portfolio would be:

                                              1 YEAR             3 YEARS
     Class A Shares                            $678               $1,161
     Institutional Class                       $203               $  627

ADDITIONAL INFORMATION ABOUT RISK

RISKS                                                                   PORTFOLIOS AFFECTED BY THE RISKS

(Principal risk for a Portfolio is designated by "p".)

EQUITY RISK -- Equity securities include publicly and privately         Small-Cap Equity Portfolio(p)
issued equity securities, common and preferred stocks, warrants,        International Equity Selection Portfolio(p)
rights to subscribe to common stock and convertible securities, as      International Equity Portfolio(p)
well as instruments that attempt to track the price movement of         Emerging Markets Equity Portfolio(p)
equity indices.  Investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time.  Equity derivatives may be more volatile and increase portfolio risk.  The value of
securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision.
Fluctuations in the value of equity securities in which a mutual fund invests will cause its portfolio's net asset value to
fluctuate.  An investment in a Portfolio of equity securities may be more suitable for long-term investors who can bear the risk of these share price fluctuations.

FIXED INCOME RISK -- The market values of fixed income investments      Income Portfolio(p)
change in response to interest rate changes and other factors.          Small-Cap Equity Portfolio(p)
During periods of falling interest rates, the values of
outstanding fixed income securities generally rise.  Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates.  In addition to these fundamental risks, different types of fixed income securities may be subject to the following additional risks:

CALL RISK -- During periods of falling interest rates, certain          Income Portfolio
debt obligations with high interest rates may be prepaid (or
"called") by the issuer prior to maturity.  This may cause a
Portfolio's average weighted maturity to fluctuate, and may
require a Portfolio to invest the resulting proceeds at lower interest rates.

CREDIT RISK -- The possibility that an issuer will be unable to         Income Portfolio(p)
make timely payments of either principal or interest.

EVENT RISK -- Securities may suffer declines in credit quality and      Income Portfolio
market value due to issuer restructurings or other factors.  This risk should be reduced because of a Portfolio's multiple holdings.

MORTGAGE-BACKED SECURITIES RISK -- Mortgage-backed securities are       Income Portfolio(p)
fixed income securities representing an interest in a pool of underlying mortgage loans.  They are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans.  As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security.  Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase, exacerbating its decrease in market price.  When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments that must be reinvested at lower interest rates.  Prepayment risk may make it difficult to calculate the average maturity of a portfolio of mortgage-backed securities and, therefore, to assess the
volatility risk of that portfolio.

FOREIGN SECURITY RISKS -- Investments in securities of foreign          Small-Cap Equity Portfolio(p)
companies or governments can be more volatile than investments in       International Equity Selection Portfolio(p)
U.S. companies or governments.  Diplomatic, political, or economic      International Equity Portfolio(p)
developments, including nationalization or appropriation, could         Emerging Markets Equity Portfolio(p)
affect investments in foreign countries.  Foreign securities markets generally have less trading volume and less liquidity than
U.S. markets.  In addition, the value of securities denominated in foreign currencies, and of dividends from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar.  Foreign companies or governments generally are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to
U.S. companies or governments. Transaction costs are generally higher than those in the U.S. and expenses for custodial
arrangements of foreign securities may be somewhat greater than typical expenses for custodial arrangements of similar U.S.
securities.  Some foreign governments levy withholding taxes against dividend and interest income.  Although in some countries a portion of these taxes are recoverable, the non-recovered
portion will reduce the income received from the securities
comprising the Portfolio.

In addition to these risks, certain foreign securities may be subject to the following additional risks factors:

CURRENCY RISK -- Investments in foreign securities denominated in       Small-Cap Equity Portfolio(p)
foreign currencies involve additional risks, including:                 International Equity Selection Portfolio(p)
                                                                        International Equity Portfolio(p)
     -  The value of a Portfolio's assets measured in U.S. dollars      Emerging Markets Equity Portfolio(p)
        may be affected by changes in currency rates and in
        exchange control regulations.

     - A Portfolio may incur substantial costs in connection with conversions between various currencies.
     - A Portfolio may be unable to hedge against possible variations in foreign exchange rates or to hedge a specific security transaction or portfolio position.
     - Only a limited market currently exists for hedging transactions relating to currencies in certain emerging markets.

EACH PORTFOLIO'S OTHER INVESTMENTS

This prospectus describes the Portfolios' primary strategies, and the Portfolios will normally invest at least 65% of their total assets in the types of securities described in this prospectus. However, each Portfolio also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this prospectus, are described in detail in our Statement of Additional Information. Of course, there is no guarantee that any Portfolio will achieve its investment goal.

The investments and strategies described in this prospectus are those that we use under normal conditions. During unusual economic or market conditions, or for temporary defensive or liquidity purposes, each Portfolio may invest up to 100% of its assets in cash and short-term securities that may not ordinarily be consistent with a Portfolio's objectives. A Portfolio will do so only if the Portfolio's advisor believes that the risk of loss outweighs the opportunity for capital gains or higher income. The Portfolio may not be able to meet its investment goal when it is employing a temporary defensive strategy.


INVESTMENT ADVISOR

The Portfolio's Investment Advisor makes (or supervises any subadvisor who makes) investment decisions for the Portfolios and continuously reviews, supervises and administers the Portfolios' respective investment programs. The Board of Trustees of ARK Funds supervises the Advisor and any subadvisor and establishes policies that the Advisor and any subadvisor must follow in its management activities.

Allied Investment Advisors, Inc. (AIA), a wholly-owned subsidiary of Allfirst Bank (formerly, First National Bank of Maryland) (Allfirst), serves as the Advisor to the Portfolios. As of March 31, 2000, AIA had approximately $14.7 billion in assets under management. For the fiscal year ended April 30, 1999, AIA received advisory fees of:

   Income Portfolio                                    0.51%
   Small-Cap Equity Portfolio                          0.79%
   International Equity Selection Portfolio           0.55%*
   International Equity Portfolio                    1.00%**
   Emerging Markets Equity Portfolio                 1.00%**

----------

      * The Board has approved an increase in the investment advisory fee payable from 0.65% to 1.00%. Such change has not been approved by the shareholders of the Portfolio or implemented.

      ** As of the date of this prospectus, the Portfolios have not yet commenced operations and have not paid any advisory fees. The Board of Trustees has approved an investment advisory fee of 1.00% for the International Equity Portfolio and Emerging Markets Equity Portfolio. The Portfolios' Advisor has agreed contractually to waive fees and reimburse expenses in order to keep total operating expenses from exceeding 1.60% and 1.50%, respectively, for the Class A and Institutional Class Shares of the International Equity Portfolio and 2.10% and 2.00%, respectively, for the Class A and Institutional Class Shares of the Emerging Markets Equity Portfolio until August 31, 2001. With these fee waivers, the actual advisory fees received by AIA will be lower than those shown in the table above.

AIA and Allfirst are indirect wholly owned subsidiaries of Allied Irish Banks, p.l.c. (AIB). AIB is the largest bank in the Republic of Ireland, with assets of approximately $68 billion at March 31, 2000.

INVESTMENT SUBADVISOR

AIB Govett, Inc. (AIB Govett), an indirect majority-owned subsidiary of AIB, is the Subadvisor for the International Equity Selection Portfolio (1), International Equity Portfolio and the Emerging Markets Equity Portfolio. It provides day-to-day management services and makes investment decisions on behalf of these Portfolios in accordance with their respective investment policies. In accordance with an investment subadvisory agreement, AIA pays AIB Govett subadvisory fees from the fees it receives from the International Equity Portfolio and the Emerging Markets Equity Portfolio.

AIB Govett and its affiliates AIB Govett Asset Management Limited, and AIB Investment Managers Limited are part of the AIB Asset Management Holdings Group ("AIBAMH"), and part of a broad network of offices worldwide, with principal offices located in London, Dublin, San Francisco, and Singapore. These offices are supported by a global network of investment/research offices in Baltimore, Budapest, Rio de Janeiro, and Poznan. AIB Govett serves as investment subadvisor to two other U.S. mutual fund portfolios. AIBAMH had, as of March 31, 2000, approximately $16.97 billion under management, primarily in non-U.S. funds.

PORTFOLIO MANAGERS

Steven M. Gradow is a Managing Director of, and Director of Fixed Income Investments for, AIA and manager of the INCOME PORTFOLIO. Prior to joining Allfirst in January 1996, Mr. Gradow was responsible for the management of $15 billion of fixed income pension assets for Washington State Investment Board in Seattle for four years. Mr. Gradow's experience also includes five years fixed income management for the Public Employees Retirement System of California (CALPERS).

H. Giles Knight is a Principal of AIA and manager of the SMALL-CAP EQUITY PORTFOLIO. Prior to joining Allfirst, Mr. Knight was with ASB Capital Management, a subsidiary of Nations Bank, from 1990 to 1994. He was Director of Special Equity Investments, Capital Markets Division, where he was responsible for one mutual fund and six employee benefit and personal trust common stock funds. Mr. Knight has nearly 30 years of investment experience.

Brett A. Hoffacker is a Principal of AIA and the manager of the INTERNATIONAL EQUITY SELECTION PORTFOLIO. Prior to 1997, he was a Vice President of Dauphin Deposit Bank and Trust Company responsible for managing four equity funds as well as various individual, institutional, employee benefit and personal trust portfolios. Mr. Hoffacker is a Certified Financial Planner and Certified Retirement Plan Specialist. If the proposed changes in investment policy are approved by the shareholders and implemented, the Portfolio will be managed by the portfolio management team which manages the International Equity Portfolio and the Emerging Markets Equity Portfolio.

The INTERNATIONAL EQUITY PORTFOLIO and the EMERGING MARKETS EQUITY PORTFOLIO are managed by a portfolio management team under the supervision of John Murray and Eileen Fitzpatrick, Joint Chief Investment Officers of AIB Govett. The team's investment process is based on interaction among regional specialist desks. The Global Investment Policy Committee,


----------
(1) Under its proposal to change the investment policy of the Portfolio, the Board of Trustees has approved an investment subadvisory agreement for the Portfolio with AIB Govett. Such agreement has not been approved by the Portfolio's shareholders or implemented.

consisting of the Chief Investment Officers of the principal offices, sets overall investment policies and strategy for AIB Govett group and coordinates implementation in accordance with each Portfolio's investment goals, policies and regulatory requirements. With this structure, the firm seeks consistent implementation of process and continuity of investment management staff for each Portfolio.

Mr. Murray graduated with a BA in finance and business studies from the University of the South Bank. Prior to joining AIB Govett London as a Director in 1994, he was a Director at Henderson Administration from 1990, most recently responsible for managing pension funds in excess of (pound sterling) 400 million. He also served as a fund manager at Crown Financial Management and as Head of Research at Provident Life.

Dr. Fitzpatrick graduated with a Ph.D in Science from University College, Dublin. After two years with a Dublin-based fund management organization, she joined AIB Investment Managers Limited in 1988. She has experience in managing Irish and European equities and has spent five years managing U.K. equities. Between 1993 and 1996, she joined N.C.B. and Goodbody Stockbrokers where she was head of the international equity sales division. In September 1996, she rejoined AIB Investment Managers Limited as Deputy Investment Director with responsibility for international equities and in January 1997, she was appointed Investment Director.


PURCHASING, SELLING AND EXCHANGING PORTFOLIO SHARES

This section tells you how to purchase, sell (sometimes called "redeem") or exchange Class A and Institutional Class Shares of the Portfolios.

The classes have different expenses and other characteristics. Institutional Class Shares are for individuals, financial institutions, corporations and other entities that have established trust, custodial, sweep or money management relationships with Allfirst or its affiliates or correspondent banks. Before you can buy Institutional Class Shares, you must establish a qualified account. If you are a shareholder who obtained Institutional Class Shares through a financial institution that has been purchased by Allfirst, you may have to follow special procedures to transact in Fund shares. For information on fee schedules and agreements for opening qualified accounts, call 1-800-624-4116 (inside Maryland 1-800-638-7751) to speak with an investor representative.

There are three ways to invest in Class A Shares of the ARK Funds:

-     Through Authorized Brokers or Other Institutions
-     Directly with the Fund
-     Through the ARK Funds Employee Investment Program

There is one way to invest in the Institutional Class of the ARK Funds:
-     Through Allfirst Bank or a Correspondent Bank

GENERAL INFORMATION

You may purchase shares on any day that the New York Stock Exchange (NYSE) and the Federal Reserve are open for business (a Business Day). Class A Shares cannot be purchased by Federal Reserve wire on days when either the NYSE or the Federal Reserve is closed.

A Portfolio or its distributor may reject any purchase order if it is determined that accepting the order would not be in the best interests of the Portfolio or its shareholders.

The price per share (the offering price) will be the net asset value per share
(NAV) next determined after a Portfolio receives your purchase order, and in the case of Class A Shares, plus the applicable front-end sales charge.

The Portfolios each calculate its NAV each Business Day at the close of the NYSE (normally 4:00 p.m. Eastern time). So, for your order to be effective and for you to be eligible to receive dividends declared on the day you submit your purchase order, generally the Portfolio must receive your order and Federal funds before 4:00 p.m. Eastern time.

When the NYSE or the Federal Reserve Bank of New York close early, the Portfolios will advance the time on any such day by which purchase orders must be received.

HOW WE CALCULATE NAV

NAV for one Portfolio share is the value of that share's portion of all of the net assets in the Portfolio.

In calculating NAV for the Portfolios, we generally value a Portfolio's securities at its market price. If market prices are unavailable or the Portfolios think that they are unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees.

Some Portfolios hold securities that are listed on foreign exchanges. These securities may trade on weekends or other days when the Portfolios do not calculate NAV. As a result, the market value of these Portfolios' investments may change on days when you cannot purchase or sell Portfolio shares.

INFORMATION ABOUT SALES CHARGES AND DISTRIBUTION FEES FOR CLASS A SHARES

SALES CHARGES

FRONT-END SALES CHARGES

The offering price of Class A Shares is the NAV next calculated after a Portfolio receives your request, plus the front-end sales load.

The amount of any front-end sales charge included in your offering price varies, depending on the amount of your investment:

                                                      INCOME PORTFOLIO

                                     YOUR SALES CHARGE     YOUR SALES CHARGE AS A
IF YOUR INVESTMENT IS:               AS A PERCENTAGE OF     PERCENTAGE OF YOUR NET
                                       OFFERING PRICE             INVESTMENT
----------------------------------------------------------------------------------
LESS THAN  $50,000                         4.50%                    4.71%
$50,000 BUT LESS THAN $100,000             4.00%                    4.17%
$100,000 BUT LESS THAN $250,000            3.00%                    3.09%
$250,000 BUT LESS THAN $500,000            2.50%                    2.56%
$500,000 BUT LESS THAN $1,000,000          2.00%                    2.04%
$1,000,000 AND ABOVE                       0.00%                    0.00%


No initial sales charge applies to purchases of Class A Shares of $1 million or more. However, you will pay a redemption fee of 1.00% if you sell your shares within one year of the date of purchase, or of 0.50% if you sell your shares between one and two years of the date of purchase.


                           SMALL-CAP EQUITY, INTERNATIONAL EQUITY SELECTION(1), INTERNATIONAL
                                      EQUITY AND EMERGING MARKETS EQUITY PORTFOLIOS

                                      YOUR SALES CHARGE     YOUR SALES CHARGE AS A
IF YOUR INVESTMENT IS:               AS A PERCENTAGE OF     PERCENTAGE OF YOUR NET
                                       OFFERING PRICE             INVESTMENT
---------------------------------------------------------------------------------------------
LESS THAN  $50,000                           4.75%                    4.99%
$50,000 BUT LESS THAN $100,000               4.50%                    4.71%
$100,000 BUT LESS THAN $250,000              3.50%                    3.63%
$250,000 BUT LESS THAN $500,000              2.50%                    2.56%
$500,000 BUT LESS THAN $1,000,000            2.00%                    2.04%
$1,000,000 AND ABOVE                         0.00%                    0.00%

No initial sales charge applies to purchases of Class A Shares of $1 million or more. However, you will pay a redemption fee of 1.00% if you sell your shares within one year of the date of purchase, or of 0.50% if you sell your shares between one and two years of the date of purchase.

WAIVER OF FRONT-END SALES CHARGE -- CLASS A SHARES

The front-end sales charge will be waived on Class A Shares purchased:

(1) by a bank trust officer, registered representative, or other employee (or a member of their immediate families) of authorized institutions;

(2) by a charitable organization (as defined in Section 501(c)(3) of the Internal Revenue Code) investing $100,000 or more;

(3) for a charitable remainder trust or life income pool established for the benefit of a charitable organization (as defined in Section 501(c)(3) of the Internal Revenue Code);

(4) for an account affiliated with Allfirst, with the proceeds of a distribution from certain employee benefit plans;

(5) for any state, county or city, or any governmental instrumentality, department, authority or agency;

(6) with redemption proceeds from other mutual fund complexes on which you have previously paid an initial or contingent deferred sales charge;

----------
(1) The sales charge for the International Equity Selection Portfolio will be increased from 1.50% to 4.75% if the proposed change in the Portfolio's principal investment strategy is approved by shareholders and implemented.

(7) for use in a broker-dealer managed account program, provided the broker-dealer has executed a participation agreement with the Portfolios' distributor specifying certain qualifications;

(8) as part of an employee benefit plan having more than 25 eligible employees or a minimum of $250,000 of plan assets invested in the Portfolios;

(9) as part of an employee benefit plan through an intermediary that has signed a participation agreement with the Portfolios' distributor specifying certain qualifications; and

(10) on a discretionary basis by a registered investment advisor that is not part of an organization primarily engaged in the brokerage business and that has executed a participation agreement with the Portfolios' distributor specifying certain qualifications.

REPURCHASE OF CLASS A SHARES

You may repurchase any amount of Class A Shares of any Portfolio at NAV (without the normal front-end sales charge), up to the limit of the value of any amount of Class A Shares (other than those which were purchased with reinvested dividends and distributions) that you redeemed within the past 30 days. In effect, this allows you to reacquire shares that you have redeemed, without paying the front-end sales charge a second time. To exercise this privilege, the Portfolio must receive your purchase order within 30 days of your redemption. In addition, you must notify the Portfolio when you send in your purchase order that you are repurchasing shares.

REDUCED SALES CHARGES -- CLASS A SHARES

RIGHTS OF ACCUMULATION. In calculating the appropriate sales charge rate, this right allows you to add the value of the Class A Shares you already own to the amount that you are currently purchasing. The Portfolio will combine the value of your current purchases with the current value of any Class A Shares you purchased previously for (i) your account, (ii) your spouse's account, (iii) a joint account with your spouse, or (iv) your minor children's trust or custodial accounts. A fiduciary purchasing shares for the same fiduciary account, trust or estate may also use this right of accumulation. The Portfolio will consider the value of Class A Shares purchased previously only if they were sold subject to a sales charge. To be entitled to a reduced sales charge based on shares already owned, you must ask us for the reduction at the time of purchase. You must provide the Portfolio with your account number(s) and, if applicable, the account numbers for your spouse and/or children (and provide the children's ages). The Portfolio may amend or terminate this right of accumulation at any time.

LETTER OF INTENT. You may purchase Class A Shares at the sales charge rate applicable to the total amount of the purchases you intend to make over a 13-month period. In other words, a Letter of Intent allows you to purchase Class A Shares of a Portfolio over a 13-month period and receive the same sales charge as if you had purchased all the shares at the same time. The Portfolio will only consider the value of Class A Shares sold subject to a sales charge. As a result, Class A Shares purchased with dividends or distributions will not be included in the calculation. To be entitled to a reduced sales charge based on shares you intend to purchase over the 13-month period, you must send the Portfolio a Letter of Intent. In calculating the total amount of purchases, you may include in your Letter purchases made up to 90 days before the date of the Letter. The 13-month period begins on the date of the first purchase, including those purchases made in the 90-day period before the date of the Letter. Please note that the purchase price of these prior purchases will not be adjusted.

You are not legally bound by the terms of your Letter of Intent to purchase the amount of your shares stated in the Letter. The Letter does, however, authorize the Portfolio to hold in escrow 5% of the total amount you intend to purchase. If you do not complete the total intended purchase at the end of the 13-month period, the Portfolio's transfer agent will redeem the necessary portion of the escrowed shares to make up the difference between the reduced rate sales charge (based on the amount you intended to purchase) and the sales charge that would normally apply (based on the actual amount you purchased).

COMBINED PURCHASE/QUANTITY DISCOUNT PRIVILEGE. When calculating the appropriate sales charge rate, the Portfolio will combine same-day purchases of Class A Shares (that are subject to a sales charge) made by you, your spouse and your minor children (under age 21). This combination also applies to Class A Shares you purchase with a Letter of Intent.


GENERAL INFORMATION ABOUT SALES CHARGES

Your securities dealer is paid a commission when you buy your shares and is paid a servicing fee as long as you hold your shares. Your securities dealer or servicing agent may receive different levels of compensation depending on which class of shares you buy.

From time to time, some financial institutions including brokerage firms affiliated with Allfirst may be reallowed up to the entire sales charge. Firms that receive a reallowance of the entire sales charge may be considered underwriters for the purpose of Federal securities law.


DISTRIBUTION OF PORTFOLIO SHARES

For Retail Class A Shares, each Portfolio has adopted a distribution plan that allows the Portfolios to pay distribution and service fees for the sale and distribution of its shares, and for services provided to shareholders. Because these fees are paid out of a Portfolio's assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor receives no compensation for its distribution of Institutional Class Shares.

Distribution fees, as a percentage of average daily net assets, are as follows:

For Class A Shares

Income Portfolio                                0.30%
Small-Cap Equity Portfolio                      0.40%
International Equity Selection Portfolio        0.40%
International Equity Portfolio                  0.40%
Emerging Markets Equity Portfolio               0.40%

In addition, for Class A, shareholder services fees, as a percentage of average daily net assets, may be up to 0.25%. For Institutional Class Shares, shareholder service fees, as a percentage of average daily net assets, may be up to 0.15%.

For Retail Class A Shares, the Distributor may, from time to time at its sole discretion, institute one or more promotional incentive programs for dealers, which will be paid for by the Distributor from any sales charge it receives or from any other source available to it. Under any such program, the Distributor may provide cash or non-cash compensation as recognition for past sales or encouragement for future sales that may include the following: merchandise, travel expenses, prizes, meals and lodging, and gifts that do not exceed $100 per year, per individual.

THROUGH AUTHORIZED BROKERS OR OTHER INSTITUTIONS

HOW TO PURCHASE PORTFOLIO SHARES

You may buy shares through accounts with brokers and other institutions that are authorized to place trades in Portfolio shares for their customers. If you invest through an authorized institution, you will have to follow its procedures. Your institution may charge a fee for its services, in addition to the fees charged by the Portfolio. You will also generally have to address your correspondence or questions regarding a Portfolio to your institution. For more information, contact the broker or institution directly.

HOW TO SELL YOUR PORTFOLIO SHARES

If you own shares through an account with a broker or other institution, contact that broker or institution to sell your shares.

HOW TO EXCHANGE YOUR PORTFOLIO SHARES

You may exchange your shares on any Business Day. If you own shares through an account with a broker or other institution, contact that broker or institution to exchange your shares. Exchange requests must be for an amount of at least $500 per Portfolio.

When you exchange shares, you are really selling your shares and buying other Portfolio shares. So, your sale price and purchase price will be based on the NAV next calculated after the Portfolios receive your exchange request.


DIRECTLY WITH THE FUND

HOW TO PURCHASE PORTFOLIO SHARES

To purchase shares directly from us, please call 1-888-4ARKFUND, or complete and send in a Direct Investment Account Application. The minimum investment in a Portfolio is $500. Unless you arrange to pay by wire, write your check to "ARK Funds" and include the name of the appropriate Portfolio(s) on the check. A Portfolio cannot accept third-party checks, credit cards, credit card checks, or cash.

You can buy shares by sending a completed Account Application along with a check and investment instructions to:

ARK Funds
P.O. Box 8525
Boston, MA 02266-8525

All purchases made by check should be in U.S. dollars and made payable to ARK Funds or, for an IRA account, to ARK Funds FBO (account holder's name). Redemptions of shares purchased through the Automatic Investment Plan will be delayed until the investment has been in the account for 15 calendar days.

PURCHASES BY WIRE

You can buy shares by wiring money to:

State Street Bank and Trust Company
Boston, MA
ABA 011000028
Account Number:                         99051609
Attention:                              [ARK Portfolio Name]
Further Credit to:                      [Account Name and Number]


You should notify the Fund's transfer agent at 1-888-4ARKFUND by 12:00 noon Eastern Time if you plan to wire money. This way, an order to purchase shares by wire will be deemed to have been received on the day of the wire.

You may purchase shares by Automated Clearing House (ACH) funds transfer. In order to do so, complete the bank information section on the Account Application. Attach a voided check or deposit slip to the Account Application. Only domestic member banks may be used. It takes about 15 days to set up an ACH account. Currently, the Fund does not charge a fee for ACH transfers.


HOW TO SELL YOUR PORTFOLIO SHARES

If you own shares directly, you may sell your shares on any Business Day by contacting the Fund directly by mail at ARK Funds, P.O. Box 8525, Boston, MA 02266-8525, or by telephone at 1-888-4ARKFUND. There is no minimum amount for telephone redemptions. The redemption price is based on the next calculation of NAV after your request is received.


You may not close your account by telephone.

REDEMPTION BY MAIL

Along with your written request, the transfer agent may require a signature guarantee if: (a) the redemption request is for $25,000 or more; (b) you ask us to send redemption proceeds to a name and/or address that differs from the name or address of record; or (c) you request a transfer of registration.

RECEIVING YOUR MONEY

Normally, we send your sale proceeds within three Business Days after we receive your request. Your proceeds can be wired to your bank account (subject to a $10 fee) or sent to you by check. If you recently purchased your shares by check, redemption proceeds may not be available until your check has cleared (which may take up to 15 days from the date of your purchase).

If you established ACH instructions on your account, you can receive your redemption proceeds by ACH wire. Sale proceeds sent via ACH will not be posted to your bank account until the second Business Day following the transaction.

AUTOMATIC WITHDRAWAL PLAN (AWP)

The AWP may be used by investors who wish to receive regular distributions from their accounts. Upon commencement of the AWP, an account must have a current value of $5,000 or more. Investors may elect to receive automatic payments of $100 or more via check or direct deposit to a checking account on a monthly, quarterly or annual basis. Automatic withdrawals are normally processed on the 25th day of the month (or on the next Business Day). To arrange an AWP, you must complete the appropriate section of an Account Change Form.

HOW TO EXCHANGE YOUR PORTFOLIO SHARES

To exchange your Portfolio shares, contact the Fund directly at 1-888-4ARKFUND. You may exchange your shares on any Business Day.

When you exchange shares, you are really selling your shares and buying other Portfolio shares. So, your sale price and purchase price will be based on the NAV next calculated after the Portfolio receives your exchange request.

Before making an exchange, shareholders should consider the investment objective, policies and restrictions of the Portfolio into which they are exchanging, as set forth in the prospectus. Any telephone exchange must satisfy the requirements relating to the minimum initial investment amounts of the Portfolio involved. If you recently purchased shares by check, you may not be able to exchange your shares until your check has cleared (which may take up to 15 days from your date of purchase). The Fund reserves the right to reject any telephone exchange request and to modify or terminate the telephone exchange privilege at any time, upon 60 days' written notice.

THROUGH THE ARK FUNDS EMPLOYEE INVESTMENT PROGRAM

HOW TO PURCHASE PORTFOLIO SHARES

Class A Shares of the Portfolios may be purchased without a sales charge in an ARK Funds Employee Investment Account. Employees are defined as current and former trustees and officers of the Fund, current and retired officers, directors and regular employees of Allied Irish Banks, p.l.c., and its direct and indirect subsidiaries, including Allfirst and its affiliates, and their spouses and minor children. Employees may open an account directly with the Fund by making a lump sum investment of $100 or more in Class A Shares of any Portfolio or $50 per Portfolio per month if they participate in the Automatic Investment Plan. Call 1-888-4ARKFUND to request an information kit which includes an Account Application. Regular and IRA accounts are available.

AUTOMATIC INVESTMENT PLAN (AIP)

Employees and investors may arrange on any Business Day for periodic investment in a Portfolio through automatic deductions from a checking or savings account by completing the appropriate section of the Account Application.

HOW TO SELL YOUR PORTFOLIO SHARES

You may sell your shares on any Business Day by contacting the Fund directly by mail at ARK Funds, P.O. Box 8525, Boston, MA 02266-8525, or by telephone at 1-888-4ARKFUND. There is no minimum amount for telephone redemptions. The redemption price is based on the next calculation of NAV after your request is received.


You may not close your account by telephone.

REDEMPTION BY MAIL

Along with your written request, the transfer agent may require a signature guarantee if: (a) the redemption request is for $25,000 or more; (b) you ask us to send redemption proceeds to a name and/or address that differs from the name or address of record; or (c) you request a transfer of registration.

RECEIVING YOUR MONEY

Normally, we send your sale proceeds within three Business Days after we receive your request. Your proceeds can be wired to your bank account or sent to you by check. If you recently purchased your shares by check, redemption proceeds may not be available until your check has cleared (which may take up to 15 days from the date of your purchase).

AUTOMATIC WITHDRAWAL PLAN (AWP)

The AWP may be used by investors who wish to receive regular distributions from their accounts. Upon commencement of the AWP, an account must have a current value of $5,000 or more. Investors may elect to receive automatic payments of $100 or more via check or direct deposit to a checking account on a monthly, quarterly or annual basis. Automatic withdrawals are normally processed on the 25th day of the month (or on the next Business Day). To arrange an AWP, you must complete the appropriate section of an Account Change Form.

HOW TO EXCHANGE YOUR PORTFOLIO SHARES

To exchange your Portfolio shares, contact the Fund directly at 1-888-4ARKFUND. You may exchange your shares on any Business Day.

If you recently purchased shares by check, you may not be able to exchange your shares until your check has cleared (which may take up to 15 days from your date of purchase). This exchange privilege may be changed or canceled at any time upon 60 day's notice.

When you exchange shares, you are really selling your shares and buying other Portfolio shares. So, your sale price and purchase price will be based on the NAV next calculated after the Portfolio receives your exchange request.

Before making an exchange, shareholders should consider the investment objective, policies and restrictions of the Portfolio into which they are exchanging, as set forth in the prospectus.

INFORMATION REGARDING INSTITUTIONAL CLASS SHARES

HOW TO PURCHASE PORTFOLIO SHARES

Generally, you must make payment to Allfirst or a correspondent bank, who will forward your purchase orders. For the Portfolios, payment must be received within three Business Days (as defined below). A Portfolio cannot accept checks, third-party checks, credit cards, credit card checks or cash.

You will have to follow the procedures applicable to qualified accounts. Your qualified account agreement may require you to pay a fee that is in addition to the fees charged by the Portfolios.

It is expected that Allfirst or a correspondent bank will be the record owner of Institutional Class Shares held through qualified accounts. Allfirst or a correspondent bank will supply clients with quarterly statements showing all account activity.

Shareholders may instruct Allfirst to purchase Institutional Class Shares automatically at preset intervals. Allfirst or a correspondent bank may charge additional fees for this and other services, including cash sweeps. For more information, please call 1-800-624-4116 (inside Maryland 1-800-638-7751) to speak with an investor representative.

MINIMUM PURCHASES

To purchase shares for the first time, you must invest in any Portfolio at least $100,000. Within six months, you must achieve and maintain an aggregate balance of $250,000. Accounts of individual investors or other master accounts may be aggregated for this purpose. There may be other minimums or restrictions established by Allfirst or a correspondent bank when you open your account.

Your subsequent investments in any Portfolio may be made in any amount.

HOW TO SELL YOUR PORTFOLIO SHARES

Generally, you must request a redemption through Allfirst or a correspondent bank, who will forward your redemption request to the Fund.

If you hold Institutional Class Shares directly with the Fund, you may sell shares by telephone or mail by following procedures established when they opened their qualified account. If you have questions, call 1-800-624-4116 (inside Maryland 1-800-638-7751) or your investor representative at Allfirst or your correspondent bank. The redemption price is based on the next calculation of NAV after your request is received.


BY MAIL. To redeem by mail, send a written request to Allfirst Bank Trust Division Banc #101-624, P. O. Box 1596, Baltimore, MD 21201, or to your correspondent bank.

BY TELEPHONE. To redeem by telephone, call 1-800-624-4116 (inside Maryland 1-800-638-7751) or your investor representative at Allfirst or your correspondent bank.

RECEIVING YOUR MONEY

Normally, if we receive your redemption request before 4:00 p.m. Eastern time, we will wire your redemption proceeds via Federal funds wire on the next Business Day. Currently, Allfirst pays the costs of these wires. Allfirst or a correspondent bank reserves the right to charge wire fees to investors.


HOW TO EXCHANGE YOUR SHARES

You may exchange your Institutional Class Shares on any Business Day by contacting us directly by telephone by calling 1-800-624-4116 (inside Maryland 1-800-638-7751) or your investment representative at Allfirst or a correspondent bank.

When you exchange shares, you are really selling your shares and buying other Portfolio shares. So, your sale price and purchase price will be based on the NAV next calculated after the Portfolio receives your exchange request. The Portfolios reserve the right to modify or suspend this exchange privilege.

Investors who are currently Allfirst Personal Trust customers who will be receiving a distribution from their Trust account may exchange their Institutional Class Shares of any Portfolio. ARK

Funds has received a private letter ruling from the Internal Revenue Service which provides that exchanges of shares of one class of a Portfolio for shares of another class of the same Portfolio will not be a taxable event.


OTHER POLICIES

SHARES EXCHANGES

Class A Shares

You may exchange Class A Shares of any Portfolio for Class A Shares of any other Portfolio. If you exchange shares that you purchased without a sales charge, or with a lower sales charge, into a Portfolio with a sales charge or with a higher sales charge, the exchange is subject to an incremental sales charge (e.g., the difference between the lower and higher applicable sales charges.) If you exchange your shares into a Portfolio with the same, lower or no sales charge, there is not an incremental sales charge for the exchange.


TELEPHONE TRANSACTIONS

Purchasing, selling and exchanging Portfolio shares over the telephone is extremely convenient but not without risk. Although the Fund has certain safeguards and procedures to confirm the identity of the callers and the authenticity of instructions, the Fund is not responsible for any losses or costs incurred by following telephone instructions we reasonably believe to be genuine. If you or your financial institution transact with the Fund over the telephone, you will generally bear the risk of any loss.

SUSPENSION OF YOUR RIGHT TO SELL YOUR SHARES

A Portfolio may suspend your right to sell your shares if the NYSE restricts trading, the SEC declares an emergency or for other reasons. More information about this is in our Statement of Additional Information.

INVOLUNTARY SALES OF YOUR SHARES

For direct investors, if your account drops below $500 because of redemptions you may be required to sell your shares. But, we will always give you at least 30 days, written notice to give you time to add to your account and avoid the sale of your shares.

REDEMPTION IN KIND

The Portfolios reserve the right to make redemptions "in kind" -- payment of redemption proceeds in portfolio securities rather than cash-- if the portfolio deems that it is in the Portfolio's best interest to do so.

DIVIDENDS AND DISTRIBUTIONS

Dividends are declared and paid according to the following schedules:


--------------------------------------------------------------------------------
                                             FREQUENCY OF     FREQUENCY OF
                                            DECLARATION OF     PAYMENT OF
PORTFOLIO                                      DIVIDENDS        DIVIDENDS
--------------------------------------------------------------------------------
Income Portfolio                               Daily            Monthly
--------------------------------------------------------------------------------
Small-Cap Equity Portfolio                     Annually         Annually
--------------------------------------------------------------------------------
International Equity Selection Portfolio       Annually         Annually
--------------------------------------------------------------------------------
International Equity Portfolio                 Annually         Annually
--------------------------------------------------------------------------------
Emerging Markets Portfolio                     Annually         Annually
--------------------------------------------------------------------------------


Each Portfolio makes distributions of capital gains, if any, at least annually. If you own Portfolio shares on a Portfolio's record date, you will be entitled to receive the distribution.

You may elect to receive dividends and distributions in the form of additional Portfolio shares or in cash. You must notify the Portfolio in writing prior to the date of the distribution. Your election will be effective for dividends and distributions paid after the Portfolio receives your written notice. To cancel your election, simply send the Portfolio written notice.


TAXES

PLEASE CONSULT YOUR TAX ADVISOR REGARDING YOUR SPECIFIC QUESTIONS ABOUT FEDERAL, STATE AND LOCAL INCOME TAXES. Below we have summarized some important tax issues that affect the Portfolios and their shareholders. This summary is based on current tax laws, which may change.

Each Portfolio will distribute substantially all of its income and capital gains, if any. The dividends and distributions you receive may be subject to Federal, state and local taxation, depending upon your tax situation. Distributions you receive from a Portfolio may be taxable whether or not you reinvest them. Income distributions are generally taxable at ordinary income tax rates. Capital gains distributions are generally taxable at the rates applicable to long-term capital gains, but vary depending on how long the Portfolio has held its assets. EACH SALE OR EXCHANGE OF SHARES IS A TAXABLE EVENT.

MORE INFORMATION ABOUT TAXES IS IN THE STATEMENT OF ADDITIONAL INFORMATION.

FINANCIAL HIGHLIGHTS

The table that follows presents performance information about Retail Class A and Institutional Class Shares of the Portfolios. This information is intended to help you understand each Portfolio's financial performance for the past five years, or, if shorter, the period of the Portfolio's operations. Some of this information reflects financial information for a single Portfolio share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in a Portfolio, assuming you reinvested all of your dividends and distributions. This information has been audited by KPMG LLP, independent auditors. The information for the six months ended October 31, 1999 (unaudited) appears in the Portfolios' Semi-Annual Report. The Annual Report and the Semi-Annual Report, along with each Portfolio's financial statements, accompanies our Statement of Additional Information. You can obtain the Portfolios' Annual Report and the Semi-Annual Report, which contain more performance information, at no charge by calling 1-888-4ARK-FUND for the Retail Class and 1-800-624-4116 (inside Maryland 1-800-638-7751) for the Institutional Class.

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD ENDED OCTOBER 31, 1999 (UNAUDITED) AND THE PERIODS ENDED APRIL 30,



                                            NET ASSET                REALIZED AND        DISTRIBUTIONS   DISTRIBUTIONS
                                            VALUE,      NET          UNREALIZED          FROM NET        FROM            NET ASSET
                                            BEGINNING   INVESTMENT   GAINS OR (LOSSES)   INVESTMENT      CAPITAL         VALUE, END
                                            OF PERIOD   INCOME       ON INVESTMENTS      INCOME          GAINS           OF PERIOD
INCOME PORTFOLIO
RETAIL CLASS A
1999*                                       $10.20       0.27        (0.36)              (0.27)           --             $ 9.84
1999                                         10.37       0.58        (0.16)              (0.59)           --              10.20
1998                                          9.94       0.58         0.44               (0.59)           --              10.37
1997                                          9.91       0.59         0.01               (0.57)           --               9.94
1996                                          9.72       0.60         0.19               (0.60)           --               9.91
1995(1)                                       9.62       0.55         0.05               (0.47)          (0.03)            9.72

SMALL-CAP EQUITY PORTFOLIO
RETAIL CLASS A
1999*                                       $12.59      (0.06)        6.55                --              --             $19.08
1999                                         11.83      (0.07)        1.16                --             (0.33)           12.59
1998                                          8.53      (0.06)        3.98                --             (0.62)           11.83
1997(2)                                      15.47      (0.01)       (3.72)               --             (3.21)            8.53

INTERNATIONAL EQUITY SELECTION PORTFOLIO
RETAIL CLASS A
1999*                                       $11.16       0.01         1.29                --              --             $12.46
1999                                         11.51       0.08        (0.17)              (0.09)          (0.17)           11.16
1998*(2)                                     11.40       --           0.11                --              --              11.51

                                                                                                     RATIO
                                                                                   RATIO OF NET    OF EXPENSES
                                                                      RATIO OF     INVESTMENT      TO AVERAGE
                                                        NET ASSETS    EXPENSES     INCOME (LOSS)   NET ASSETS    PORTFOLIO
                                            TOTAL       END OF        TO AVERAGE   TO AVERAGE      (EXCLUDING    TURNOVER
                                            RETURN(A)   PERIOD(000)   NET ASSETS   NET ASSETS      WAIVERS)      RATE
INCOME PORTFOLIO
RETAIL CLASS A
1999*                                        (0.84)%+   $7,240         0.95%        5.49%            1.24%         151.50%
1999                                          4.08       8,573         0.95         5.59             1.24           50.41
1998                                         10.47       6,889         0.95         5.82             1.16          154.87
1997                                          6.32       4,102         0.89         5.96             1.09           271.6
1996                                          8.14       4,184         1.02         5.54             1.37          107.33
1995(1)                                       6.45         296         1.23         5.66            27.63              73

SMALL-CAP EQUITY PORTFOLIO
RETAIL CLASS A
1999*                                        51.55%+    $3,609         1.31%       (0.89)%           1.62%         259.35%
1999                                          9.66       2,248         1.32        (0.64)            1.63          733.14
1998                                         47.57       1,853         1.21        (0.46)            1.36          410.72
1997(2)                                     (27.14)+     1,075         1.11*       (0.13)*           1.21*         704.41

INTERNATIONAL EQUITY SELECTION PORTFOLIO
RETAIL CLASS A
1999*                                        11.65%+     $1,996        1.05%        0.22%            1.45%          14.39%
1999                                         (0.59)       1,496        1.05         0.80             1.30          101.86
1998*(2)                                      0.96+          13        0.96*       (0.63)*          1.19*            0.98

+        Returns are for the period indicated and have not been annualized.
* All ratios for the period have been annualized, except where otherwise noted.
(A) Total return for the retail class does not include the one-time sales charge.
(1)      Commenced operations on April 12, 1994.
(2)      Commenced operations on May 16, 1996.
(3)      Commenced operations on April 1, 1998.

FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD ENDED OCTOBER 31, 1999 (UNAUDITED) AND THE PERIODS ENDED APRIL 30,



                                            NET ASSET                REALIZED AND        DISTRIBUTIONS   DISTRIBUTIONS
                                            VALUE,      NET          UNREALIZED          FROM NET        FROM            NET ASSET
                                            BEGINNING   INVESTMENT   GAINS OR (LOSSES)   INVESTMENT      CAPITAL         VALUE, END
                                            OF PERIOD   INCOME       ON INVESTMENTS      INCOME          GAINS           OF PERIOD
INCOME PORTFOLIO
INSTITUTIONAL CLASS
1999*                                       $10.08       0.28        (0.36)              (0.28)           --             $ 9.72
1999                                         10.25       0.59        (0.17)              (0.59)           --              10.08
1998                                          9.82       0.61         0.43               (0.61)           --              10.25
1997                                          9.80       0.59         0.02               (0.59)           --               9.82
1996                                          9.60       0.61         0.20               (0.61)           --               9.80
1995                                          9.61       0.58         0.02               (0.58)          (0.03)            9.60

SMALL-CAP EQUITY PORTFOLIO
INSTITUTIONAL CLASS
1999*                                       $12.65      (0.06)        6.60                --              --             $19.19
1999                                         11.86      (0.05)        1.17                --             (0.33)           12.65
1998                                          8.53      (0.02)        3.97                --             (0.62)           11.86
1997                                         14.72      (0.01)       (2.97)               --             (3.21)            8.53
1996(1)                                      10.00       0.09         4.72               (0.09)           --              14.72

INTERNATIONAL EQUITY SELECTION PORTFOLIO
INSTITUTIONAL CLASS
1999*                                       $11.16       0.02         1.28                --              --             $12.46
1999                                         11.51       0.10        (0.18)              (0.10)          (0.17)           11.16
1998                                         10.85       --           0.66                --              --              11.51
1998++(2)                                    10.00       0.15         1.12               (0.23)          (0.19)           10.85

                                                                                                   RATIO
                                                                                   RATIO OF NET    OF EXPENSES
                                                                      RATIO OF     INVESTMENT      TO AVERAGE
                                                        NET ASSETS    EXPENSES     INCOME (LOSS)   NET ASSETS    PORTFOLIO
                                            TOTAL       END OF        TO AVERAGE   TO AVERAGE      (EXCLUDING    TURNOVER
                                            RETURN(A)   PERIOD(000)   NET ASSETS   NET ASSETS      WAIVERS)      RATE
INCOME PORTFOLIO
INSTITUTIONAL CLASS
1999*                                        (0.81)%+   $343,268      0.82%         5.63%          0.94%         151.50%
1999                                          4.22       356,482      0.78          5.77           0.94           50.41
1998                                         10.84       322,304      0.73          6.05           0.77          154.87
1997                                          6.51       242,966      0.68          6.19           0.68           271.6
1996                                          8.46       180,962      0.73          6.00           0.73          107.33
1995                                          6.53        66,441      0.74          6.15           0.74              73

SMALL-CAP EQUITY PORTFOLIO
INSTITUTIONAL CLASS
1999*                                        51.70%+    $ 46,509      1.20%        (0.78)%         1.22%         259.35%
1999                                          9.89        30,562      1.16         (0.48)          1.23          733.14
1998                                         47.93        27,372      0.98         (0.24)          1.02          410.72
1997                                        (23.43)       17,746      0.95         (0.12)          0.95          704.41
1996(1)                                      48.34+       33,621      0.91*         0.60*          0.91*          286.8

INTERNATIONAL EQUITY SELECTION PORTFOLIO
INSTITUTIONAL CLASS
1999*                                        11.65%+    $ 28,029      0.94%         0.30%          1.05%          14.39%
1999                                         (0.50)       23,686      0.88          1.04           1.04          101.86
1998                                          6.08+       41,510      0.78*        (0.52)*         1.22*           0.98
1998++(2)                                    12.95+       35,858      0.75*         1.73*          1.20*             43

+        Returns are for the period indicated and have not been annualized.
++       Period ended February 28.
* All ratios for the period have been annualized, except where otherwise noted.
(A) Total return for the retail class does not include the one-time sales charge.
(1)      Commenced operations on July 13, 1995.
(2)      Commenced operations on April 1, 1997.

                                    ARK FUNDS

INVESTMENT ADVISOR

Allied Investment Advisors, Inc.
100 E. Pratt Street
Baltimore, MD 21202

INVESTMENT SUBADVISOR
(International Equity Portfolio and Emerging Markets Equity Portfolio)

AIB Govett, Inc.
250 Montgomery Street
Suite 1200
San Francisco, CA 94104

DISTRIBUTOR

SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, PA 19456

LEGAL COUNSEL

Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, NW
Washington, DC 20036

INDEPENDENT AUDITORS

KPMG LLP
99 High Street
Boston, MA 02110

More information about the Portfolios is available without charge through the following:

STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI dated June _____, 2000, includes detailed information about the following ARK Funds: Income Portfolio, Small-Cap Equity Portfolio, International Equity Selection Portfolio, International Equity Portfolio, and Emerging Markets Equity Portfolio. The SAI is on file with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.



                                  Back Cover 1

ANNUAL AND SEMI-ANNUAL REPORTS

These reports list each Portfolio's holdings and contain information from the Portfolio's managers about strategies and recent market conditions and trends and their impact on performance. The reports also contain detailed financial information about the Portfolios.

TO OBTAIN MORE INFORMATION:

BY TELEPHONE:

RETAIL CLASS A SHARES: Call 1-888-4ARK-FUND
INSTITUTIONAL CLASS: Call 1-800-624-4116 (inside Maryland 1-800-638-7751)


BY MAIL:  Write to us

RETAIL CLASS A SHARES:
ARK Funds
P.O. Box 8525
Boston, MA 02266-8525

INSTITUTIONAL CLASS:
ARK Funds
c/o Allfirst Bank Trust Division
Banc #101-624
P.O. Box 1596
Baltimore, MD 21201

FROM THE SEC: You can also obtain the SAI or the Annual and Semi-Annual Reports, as well as other information about ARK Funds, from the SEC's website (http://www.sec.gov). You may review and copy documents at the SEC Public Reference Room in Washington, DC (for information call (202) 942-8090). You may request documents by mail from the SEC, upon payment of a duplicating fee, by
(1) writing to: Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-6009 or (2) sending an electronic request to publicinfo@sec.gov. ARK Funds' Investment Company Act registration number is 811-7310.


                                  Back Cover 2